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                                                                  Exhibit (e)(i)

                             UNDERWRITING AGREEMENT

     This Agreement, dated as of the 16th day of December , 1997, made by and between Spirit of America Investment Fund, Inc. (the "Fund"), a corporation duly organized under the laws of the state of Maryland and operating as a registered investment company under the Investment Company Act of 1940, as amended (the "Act"); and SSH Securities, Inc. ("SSH"), a registered broker-dealer existing as a corporation duly organized and existing under the laws of New York (together, the "Parties").

                                WITNESSETH THAT:

     WHEREAS, the Fund is authorized by its Articles of Incorporation to issue separate series of shares representing interests in separate investment portfolios (the "Series"), which Series are identified on Schedule "A" attached hereto, and which Schedule "A" may be amended from time to time by mutual agreement among the Parties; and

     WHEREAS, SSH is a broker-dealer registered with the U.S. Securities and Exchange Commission and a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

     WHEREAS, the Parties are desirous of entering into an agreement providing for the distribution by SSH of the shares of the Fund (the "Shares");

     NOW, THEREFORE, in consideration of the promises and agreements of the Parties contained herein and in exchange of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.   Appointment.

     The Fund hereby appoints SSH as its exclusive agent for the distribution of 3.the Shares in such of the fifty United States of America, the District of Columbia and Puerto Rico, as SSH deems appropriate and SSH hereby accepts such appointment under the terms of this Agreement. The Fund agrees that it will not sell any shares to any person except to fill orders for the shares received through SSH; provided, however, that the foregoing exclusive right shall not apply: (a) to shares issued or sold in connection with the merger or consolidation of any other investment company with the Fund or the acquisition by purchase or otherwise of all or substantially all of the assets of any investment company or substantially all of the outstanding shares of any such company by the Fund; (b) to shares which may be offered by the Fund to its stockholders for reinvestment of cash distributed

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   Underwriting Agreement between Spirit of America Investment Fund, Inc. and
                              SSH Securities, Inc.

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from capital gains or net investment income of the Fund; or (c) shares that may be purchased from the Fund's transfer agent in the manner set forth in the Registration Statement; (d) to shares which may be issued to shareholders of other funds who exercise any exchange privilege set forth in the Fund's Prospectus. Notwithstanding any other provision hereof, the Fund may terminate, suspend, or withdraw the offering of the Shares whenever in its sole discretion, it deems such action to be desirable.

2.   Sale and Repurchase of Shares.

     (a) SSH is hereby granted the right as agent for the Fund, to sell Shares to the public against orders therefor at the public offering price (as defined in sub-paragraph 2.(c) below).

     (b) SSH will also have the right to take, as agent for the Fund, all actions which, in SSH's judgment, are necessary to carry into effect the distribution of the Shares.

     (c) The public offering price shall be the net asset value of the Shares then in effect plus any applicable sales charge.

     (d) The net asset value of the Shares shall be determined in the manner provided in the then current prospectus and statement of additional information relating to the Shares and when determined shall be applicable to all transactions as provided in the prospectus. The net asset value of the Shares shall be calculated by the Fund or by another entity on behalf of the Fund. SSH shall have no duty to inquire into or liability for the accuracy of the net asset value per Share as calculated.

     (e) On every sale, the Fund shall receive the applicable net asset value of the Shares promptly.

     (f) Upon receipt of purchase instructions, SSH will transmit such instructions to the Fund or its transfer agent for registration of the Shares purchased.

     (g) Nothing in this Agreement shall prevent SSH or any affiliated person (as defined in the Act) of SSH from acting as underwriter or distributor for any other person, firm or corporation (including other investment companies) or in any way limit or restrict SSH or such affiliated person from buying, selling or trading any securities for its or their own account or for the accounts of others for whom it or they may be acting; provided,

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                              SSH Securities, Inc.

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          however, that SSH expressly agrees that it will not for its own account purchase any shares of the Fund except for investment purposes and that it will not for its own account sell any such shares except by redemption of such shares by the Fund, and that it will not undertake in any activities which, in its judgment, will adversely affect the performance of its obligations to the Fund under this Agreement.

     (h) SSH may, but is not required to, repurchase Shares at such prices and upon such terms and conditions as shall be specified in the Prospectus.

3.   Rules of Sale of Shares.

     SSH does not agree to sell any specific number of Shares. SSH, as Underwriter for the Fund, undertakes to sell Shares on a best efforts basis and only against orders received therefor.

     The Fund reserves the right to terminate, suspend or withdraw the sale of its Shares for any reason deemed adequate by it and the Fund reserves the right to refuse at any time or times to sell any of its Shares to any person for any reason deemed adequate by it.

4.   Rules of NASD.

     (a) SSH will conform to the Conduct Rules of the NASD and the securities laws of any jurisdiction in which it directly or indirectly sells any Shares.

     (b) SSH will require each dealer with whom SSH has a selling agreement to conform to the applicable provisions of the Prospectus, with respect to the public offering price of the Shares, and SSH shall not cause the Fund to withhold the placing of purchase orders so as to make a profit thereby.

     (c) The Fund agrees to furnish to SSH sufficient copies of any and all: agreements, plans, communications with the public or other materials which the Fund or SSH intends to use in connection with any sales of Shares in adequate time for SSH to file and clear such materials with the proper authorities before they are put in use. SSH and the Fund may agree that any such material does not need to be filed subsequent to distribution. In addition, the Fund agrees not to use any such materials until so filed and cleared for use by appropriate authorities as well as by SSH.

     (d) SSH, at its own expense, will qualify as a dealer or broker, or otherwise, under all applicable state or federal laws required in order that the Shares

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                              SSH Securities, Inc.

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          may be sold in such states as may be mutually agreed upon by the
          Parties.

     (e) SSH shall remain registered with the U.S. Securities and Exchange Commission and a member of the National Association of Securities Dealers for the term of this Agreement.

     (f) SSH shall not, in connection with any sale or solicitation of a sale of the Shares, make or authorize any representative, Service Organization, broker or dealer to make, any representations concerning the Shares except those contained in the Prospectus covering the Shares and in communications with the public or sales materials approved by SSH as information supplemental to such Prospectus. Copies of the Prospectus will be supplied by the Fund to SSH in reasonable quantities upon request.

5.   Records to be Supplied by the Fund.

     The Fund shall furnish to SSH copies of all information, financial statements and other papers which SSH may reasonably request for use in connection with the distribution of the Shares including, but not limited to, one certified copy of all financial statements prepared for the Fund by its independent public accountants.

6.   Expenses.

     (a)  The Fund will bear the following expenses:

          (i) preparation, setting in type, and printing of sufficient copies of the prospectuses and statements of additional information for distribution to shareholders, and the distribution of same to the shareholders;

          (ii) preparation, printing and distribution of reports and other communications to shareholders;

          (iii)  registration of the Shares under the federal securities laws;

          (iv) fees and disbursements of its counsel and independent public accountants

          (v) qualification of the Shares for sale in the jurisdictions as directed by the Fund;

          (vi) maintaining facilities for the issue and transfer of the Shares;

          (vii) supplying information, prices and other data to be furnished by the Fund under this Agreement; and

          (viii) any original issue taxes or transfer taxes applicable to the sale or delivery of the Shares or certificates therefor.

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                              SSH Securities, Inc.

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     (b)  SSH will pay all other expenses incident to the sale and distribution of the Shares sold hereunder.

7.   Term.

     (a) The term of this Agreement shall commence on the date on which the Fund's registration statement is declared effective by the U.S. Securities and Exchange Commission ("Effective Date") provided that this Agreement shall not take effect unless such action has first been approved by vote of a majority of the Board of Directors and by vote of a majority of those Directors of the Fund who are not interested persons of the Fund, and have no direct or indirect financial interest in the operation of the Plan or in any agreements related thereto ("Independent Directors"), cast in person at a meeting called for the purpose of voting on such action.

     (b) This Agreement shall remain in effect for two (2) years from the Effective Date. This Agreement shall continue thereafter for periods not exceeding one (1) year if approved at least annually (i) by a vote of a majority of the outstanding voting securities of the Fund or by a vote of the Board of Directors of the Fund, and (ii) by a vote of a majority of the Independent Directors cast in person at a meeting called for the purpose of voting on such approval.

     (c) This Agreement (i) may at any time be terminated without the payment of any penalty, either by a vote of the Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Fund, on sixty (60) days' written notice to SSH; and (ii) may be terminated by SSH on sixty (60) days' written notice to the Fund.

     (d) This Agreement shall automatically terminate in the event of its assignment.

8.   Liability of Underwriter.

     (a) SSH, its directors, officers, employees, shareholders and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of this Agreement, except a loss resulting from a breach of SSH's obligation pursuant to Section 4 of this Agreement, a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of SSH in the performance of its obligations and duties or by reason of its reckless


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                              SSH Securities, Inc.

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              disregard of its obligations and duties under this Agreement.

         (b) The Fund agrees to indemnify and hold harmless SSH against any and all liability, loss, damages, costs or expenses (including reasonable counsel fees) which SSH may incur or be required to pay hereafter, in connection with any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which SSH may be involved as a party or otherwise or with which SSH may be threatened, by reason of the offer or sale of the Fund shares by persons other than SSH or its representatives, prior to the execution of this Agreement.

         (c) Any person, even though also a director, officer, employee, shareholder or agent of SSH, who may be or become an officer, director, trustee, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or acting on any business of the Fund (other than services or business in connection with SSH's duties hereunder), to be rendering such services to or acting solely for the Fund and not as a director, officer, employee, shareholder or agent, or one under the control or direction of SSH even though receiving a salary from SSH.

         (d) The Fund agrees to indemnify and hold harmless SSH, and each person, who controls SSH within the meaning of Section 15 of the Securities Act of 1933, as amended (the "Securities Act"), or
              Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigative, legal and other expenses incurred in connection therewith) to which they, or any of them, may become subject under the Act, the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise insofar as such losses, claims, damages or liabilities (or actions, suits or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a prospectus, statement of additional information, supplement thereto, sales literature or other written information prepared by the Fund and furnished by the Fund to SSH for SSH's use hereunder, disseminated by the Fund or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.

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              Such indemnity shall not, however, inure to the benefit of SSH
              (or any person controlling SSH) on account of any losses, claims, damages or liabilities (or actions, suits or proceedings in respect thereof) arising from the sale of the shares of the Fund to any person by SSH (i) if such untrue statement or omission or alleged untrue statement or omission was made in the prospectus, statement of additional information, or supplement, sales or other literature, in reliance upon and in conformity with information furnished in writing to the Fund by SSH specifically for use therein or
              (ii) if such losses, claims, damages or liabilities arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission found in any prospectus, statement of additional information, supplement, sales or other literature, subsequently corrected, but, negligently distributed by SSH and a copy of the corrected prospectus was not delivered to such person at or before the confirmation of the sale to such person.

9.       Amendments.

         No provision of this Agreement may be amended or modified, in any manner whatsoever except by a written agreement properly authorized and executed by the Parties.

10.      Section Headings.

         Section and Paragraph headings are for convenience only and shall not be construed as part of this Agreement.

11.      Reports.

         SSH shall prepare reports for the Board of Directors of the Fund on a quarterly basis showing such information as from time to time shall be reasonably requested by such Board.

12.      Severability.

         If any part, term or provision of this Agreement is held by any court to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid provided that the basic agreement is not thereby substantially impaired.

13.      Governing Law.

         This Agreement shall be governed by the laws of New York, without giving effect to the

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                            and SSH Securities, Inc.

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         conflicts of law principles thereof, and in accordance with the 1940
         Act. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

14.      Authority to Execute

         The Parties represent and warrant that the execution and delivery of this Agreement by the undersigned officers of the Parties has been duly and validly authorized by resolution of the respective Boards of Directors of each of the Parties.

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                            and SSH Securities, Inc.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement consisting of nine type written pages, together with Schedule "A" to be signed by their duly authorized officers, as of the day and year first above written.

Spirit of America Investment Fund, Inc.   SSH Securities, Inc.



/s/ David Lerner                          /s/ David Lerner
------------------------------------      --------------------------------------
David Lerner, President                   David Lerner, President


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     Underwriting Agreement between Spirit of America Investment Fund, Inc.
                            and SSH Securities, Inc.

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                                                                    SCHEDULE "A"

                            Identification of Series

Below are listed the "Series" to which services under this Agreement are to be performed as of the execution date of the Agreement:

               "Spirit of America Real Estate Fund Class A Shares" "Spirit of America Real Estate Fund Class B Shares"
                         "Spirit of America Value Fund"

This Schedule "A" may be amended from time to time by agreement of the Parties.


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     Underwriting Agreement between Spirit of America Investment Fund, Inc.
                            and SSH Securities, Inc.

                                                               Schedule "A"